Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8237
www.snhreit.com

Senior Housing Properties Trust Announces 2014 First Quarter Results

Reports Normalized FFO of $0.43 Per Share

Continuing Accretive Acquisition Strategy and Further Diversifying Tenants While Maintaining Industry Leading Private Pay Portfolio

Newton, MA (May 2, 2014):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2014.

“We are pleased with our financial results and, in particular, with our strategic accomplishments during the first quarter,” stated David Hegarty, President and Chief Operating Officer of SNH.  “The pending acquisition of two, Class A, state-of-the-art biotech Medical Office Buildings is clearly a highlight and demonstrates our commitment to strengthening and diversifying our portfolio, making accretive acquisitions that improve shareholder value, and increasing the percentage of private pay assets.”

Results for the quarter ended March 31, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2014 were $80.1 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended March 31, 2013 of $79.0 million, or $0.43 per share.

Net income was $38.6 million, or $0.21 per share, for the quarter ended March 31, 2014, compared to net income of $35.2 million, or $0.19 per share, for the quarter ended March 31, 2013.  During the three months ended March 31, 2014, SNH recognized: (1) a gain on sale of properties of $156,000, or less than $0.01 per share, related to the sale of one senior living community previously classified as held for sale; and (2) impairment of assets charges of $721,000, or less than $0.01 per share, to reduce the carrying value of two properties (five buildings) leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, included in discontinued operations to their aggregate estimated net sale price. Net income for the three months ended March 31, 2013 included an impairment of assets charge of $1.3 million, or less than $0.01 per share, to reduce the carrying value of one of SNH’s properties to its estimated net sale price.

The weighted average number of common shares outstanding were 188.2 million and 184.6 million for the quarters ended March 31, 2014 and 2013, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2014 and 2013 appears later in this press release.

Recent Investment and Sales Activities:

Since January 1, 2014, SNH has acquired one property. In April 2014, SNH acquired one MOB (one building) with 125,240 square feet for approximately $32.7 million, including the assumption of $15.6 million of mortgage debt and excluding closing costs. This property is known as the Texas Center for Athletes in the expanding South Texas Medical Center area of San Antonio, TX.

SNH currently has one property (two buildings) under agreement to be acquired for a purchase price of approximately $1.125 billion, excluding closing costs. In February 2014, SNH entered into an agreement to acquire this property with 1,651,037 gross building square feet. This recently built property is certified by the U.S. Green Building Council as a LEED® Gold property and it is located on the waterfront in Boston’s Seaport District, Boston’s fastest growing submarket. The property is 96% leased to Vertex Pharmaceuticals for an initial term ending in 2028. The closing of this purchase is expected to occur on or about May 7, 2014.

In January 2014, SNH sold one assisted living facility with 36 units located in Kerrville, TX for $2.4 million, excluding closing costs. As a result, SNH recorded a gain on sale of $156,000. In April 2014, SNH sold one MOB with 210,879 square feet located in Manchester, NH for $5.0 million, excluding closing costs.

SNH is also currently marketing for sale nine senior living communities with 708 living units and three MOBs (six buildings) with 620,620 square feet. The majority of the combined revenues generated from the nine senior living communities listed for sale come from government funded programs, such as Medicare and Medicaid. The results of operations from the three MOBs (six buildings) listed for sale and the one MOB (one building) sold in April 2014 are included in discontinued operations in SNH’s financial statements.

Recent Financing Activities:

In April 2014, SNH issued 15,525,000 common shares in a public offering, raising gross proceeds of approximately $337.7 million, before underwriting discounts and expenses.  SNH used the net proceeds of this offering (approximately $323.3 million after underwriting discounts and before expenses)  to repay borrowings outstanding under its revolving, unsecured credit facility and the remainder will be used for general business purposes, including the partial funding of the pending acquisition of buildings leased to Vertex described above.

In April 2014, SNH sold $400 million of 3.25% senior unsecured notes due 2019 and $250 million of 4.75% senior unsecured notes due 2024, raising net proceeds of approximately $644.9 million after underwriting discounts and before expenses.  SNH plans to use the net proceeds of this offering for general business purposes, including partially funding the pending acquisition described above.

Simultaneous with entering the agreement to acquire the MOB property in Boston, MA described above, SNH received a term loan commitment for $800 million from Jefferies Finance, LLC and Wells Fargo Bank, N.A.  The term loan will have an interest rate of LIBOR plus 140 basis points, can be repaid in part or whole at any time without penalty and will mature five years from closing.  SNH currently intends to utilize approximately $350 million of the commitment and may not draw the balance. This term loan is expected to be syndicated to a group of lenders, and the term loan is expected to close during the second quarter of 2014.

Conference Call:

On Friday, May 2, 2014, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2014.  The conference call telephone number is (800) 230-1085.  Participants calling from outside the United States and Canada should dial (612) 332-0107.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Friday, May 9, 2014. To hear the replay, dial (320) 365-3844. The replay pass code is: 325139.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

The transcription, recording and retransmission in any way of SNH’s first quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2014 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 374 properties (400 buildings) located in 40 states and Washington, D.C. as of March 31, 2014. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS ENTERED INTO AN AGREEMENT TO ACQUIRE A LARGE MOB LOCATED IN BOSTON.  THIS TRANSACTION IS SUBJECT TO VARIOUS CLOSING CONDITIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED OR ITS TERMS MAY CHANGE;

•                  THIS PRESS RELEASE DESCRIBES CERTAIN EXPECTED TERMS OF AN $800 MILLION TERM LOAN ON WHICH SNH EXPECTS TO DRAW APPROXIMATELY $350 MILLION IN CONNECTION WITH THE ACQUISITION OF THE BOSTON MOB. THE COMMITMENTS WHICH WE RECEIVED FOR THE TERM LOAN ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING MUTUALLY SATISFACTORY DOCUMENTATION. THERE CAN BE NO ASSURANCE THAT ALL THE CONDITIONS WILL BE SATISFIED, THAT THE TERMS OF THE TERM LOAN WILL NOT CHANGE, OR THAT THE TERM LOAN WILL BE AVAILABLE TO US TIMELY OR AT ALL. WE ARE NOT COMMITTED TO INCUR THE ENTIRE TERM LOAN OR ANY PORTION THEREOF, AND MAY UTILIZE OTHER DEBT OR EQUITY FINANCING FOR ALL OR A PORTION OF THE ACQUISITION;

•                  THIS PRESS RELEASE STATES THAT THE INTEREST RATE UNDER THE TERM LOAN WILL BE LIBOR PLUS 140 BASIS POINTS. THIS INTEREST RATE IS BASED ON OUR CURRENT DEBT RATINGS AND THE INTEREST RATE MAY BE HIGHER OR LOWER THAN LIBOR PLUS 140 BASIS POINTS IN THE FUTURE DEPENDING ON OUR FUTURE DEBT RATINGS. THIS INTEREST RATE IS ALSO SUBJECT TO CONTRACTUAL PROVISIONS THAT MIGHT ADJUST THE LENDERS’ YIELD TO MARKET CONDITIONS AT THE TIME OF SYNDICATION; AND

•                  THIS PRESS RELEASE STATES THAT SNH HAS NINE SENIOR LIVING COMMUNITIES AND THREE MOBS CURRENTLY LISTED FOR SALE.  SNH MAY NOT BE ABLE TO SELL THESE PROPERTIES ON ACCEPTABLE TERMS, AND THE SALES OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SNH’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended March 31,
	2014	2013
Revenues:
Rental income	$112,055	$111,852
Residents fees and services	79,442	75,056
Total revenues	191,497	186,908

Expenses:
Property operating expenses	77,802	73,679
Depreciation	38,355	37,703
General and administrative	8,290	8,648
Acquisition related costs	122	1,903
Impairment of assets	-	1,304
Total expenses	124,569	123,237

Operating income	66,928	63,671

Interest and other income	105	173
Interest expense	(28,900)	(29,564)
Income from continuing operations before income tax expense and equity in earnings of an investee	38,133	34,280
Income tax expense	(191)	(140)
Equity in (losses) / earnings of an investee	(97)	76
Income from continuing operations	37,845	34,216
Discontinued operations:
Income from discontinued operations	1,300	1,019
Impairment of assets from discontinued operations	(721)	-
Income before gain on sale of properties	38,424	35,235
Gain on sale of properties	156	-
Net income	$38,580	$35,235

Weighted average shares outstanding	188,176	184,605

Income from continuing operations per share	0.21	0.18
Income from discontinued operations per share	0.00	0.01
Net income per share	$0.21	$0.19

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

		Quarter Ended March 31,
		2014	2013

Net income		$38,580	$35,235
Depreciation expense from continuing operations		38,355	37,703
Depreciation expense from discontinued operations		-	599

Gain on sale of properties		(156)	-
Impairment of assets		-	1,304
Impairment of assets from discontinued operations		721	-
FFO		77,500	74,841
Estimated business management incentive fees	(2)	-	75
Acquisition related costs from continuing operations		122	1,903
Percentage rent adjustment	(3)	2,500	2,200
Normalized FFO		$80,122	$79,019

Weighted average shares outstanding		188,176	184,605

FFO per share		$0.41	$0.41
Normalized FFO per share		$0.43	$0.43

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations, estimated business management incentive fees and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain its status as a REIT, limitations in its revolving credit facility agreement, term loan agreement, if any, and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and its expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               Amounts represent estimated incentive fees under SNH’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual Normalized FFO per share, as defined, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, SNH recognizes estimated business management incentive fee expense each quarter.  Although SNH recognizes this expense each quarter for purposes of calculating net income, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to current period Normalized FFO calculation.

(3)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	March 31,	December 31,

	2014	2013
ASSETS

Real estate properties	$5,283,335	$5,263,625
Less accumulated depreciation	(873,157)	(840,760)
	4,410,178	4,422,865
Cash and cash equivalents	32,967	39,233
Restricted cash	10,502	12,514
Deferred financing fees, net	26,810	27,975
Acquired real estate leases and other intangible assets, net	96,469	103,494
Other assets	201,742	158,585
Total assets	$4,778,668	$4,764,666

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$145,000	$100,000
Senior unsecured notes, net of discount	1,093,658	1,093,337
Secured debt and capital leases	695,668	699,427
Accrued interest	21,899	15,839
Assumed real estate lease obligations, net	11,773	12,528
Other liabilities	69,952	66,546
Total liabilities	2,037,950	1,987,677

Total shareholders’ equity	2,740,718	2,776,989
Total liabilities and shareholders’ equity	$4,778,668	$4,764,666

(END)